Main 8-K

Exhibit 99.3

DOCUCON INCORPORATED AND MY EDGAR INC & SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed Consolidated financial statements are based on the unaudited historical financial statements of Docucon Incorporated (“Docucon”) and My EDGAR, Inc. (“My EDGAR”) along with its sole subsidiary Bassett Press, Inc., (“Bassett Press”) have been prepared to illustrate the effects of the Docucon acquisition of My EDGAR and its subsidiaries under the terms of the Merger Agreement dated December 13, 2007. The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2007, and unaudited pro forma condensed consolidated statements of operations as of and for the nine months ended September 30, 2007 are presented as if the merger of Docucon and My EDGAR (the “merger”) was effective as of January 1, 2007.

On December 13, 2007, Docucon consummated an Agreement and Plan of Merger (“Merger”) with My EDGAR, Inc., a Florida corporation, whereby Docucon acquired all the outstanding capital of My EDGAR in exchange of 16,439,938 shares of Docucon’s common stock.  Immediately following the Merger, Docucon Acquisitions Corp (“DAC”) changed its name to My EDGAR, Inc.  For accounting purposes, My EDGAR is treated as the acquirer in the merger, which is accounted for as a recapitalization in which the assets and liabilities of My EDGAR and Docucon have been recorded at their historical values and the outstanding capital stock and additional paid in capital have been restated to give effect to the shares of common stock issued in connection with the transaction.

The pro forma adjustments represent, in the opinion of management, all adjustments necessary to present the Company’s pro forma results of operations and financial position in accordance with Article 11 of SEC Regulation S-X based upon available information and certain assumptions considered reasonable under the circumstances.

The unaudited pro forma financial statements presented herein do not purport to present what the Company's financial position or results of operations would actually have been had the events leading to the pro forma adjustments in fact occurred on the date or at the beginning of the periods operations for any future date or period.

The pro forma data presented herein is for informational purposes only and is not intended to represent or be indicative of the results of operations or financial condition of the consolidated entities that would have been reported had the proposed transaction been completed as of the dates presented, and should not be taken as representative of future results of operations or financial condition of the consolidated group.

Pro Forma Adjustments

Pro forma adjustments as of September 30, 2007 include the following:

(1)

$9,500 credit adjustment of common stock increasing the par value balance as a result of the Merger;

(2)

$10,642,099 debit adjustment of additional paid in capital giving effect for eliminating Docucon’s additional paid in capital balance and liabilities acquired in the Merger transaction;

(3)

$10,071,822 credit adjustment of accumulated deficit related to Docucon’s balance.

P-1

	Unaudited Historical		Unadjusted			Adjusted
	September 30, 2007	September 30, 2007	Condensed Consolidated	Pro-Forma		Condensed Consolidated
	Docucon	My EDGAR	Pro-Forma	Adjustments		Pro-Forma
Assets
Current assets:
Cash and cash equivalents	$--	$68,177	$68,177	$		$68,177
Accounts receivable	--	132,014	132,014			132,014
Security deposits	--	7,617	7,617			7,617
Other current assets	--	948	948			948
Total current assets	--	208,756	208,756			208,756
Property & equipment, net	--	18,364	18,364			18,364
Intangible assets	--	311,821	311,821			311,821
Total Assets	$--	$538,941	$538,941			$538,941

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$95,655	$22,826	$118,481			$118,481
Other current liabilities	37,834	22,058	59,892			59,892
Line of Credit	--	--	--			--
Due to related party	--	--	--			--
Notes payable	127,334	109,733	237,067			237,067
Total current liabilities	260,823	154,617	415,440			415,440
Total liabilities	260,823	154,617	415,440			415,440
Stockholders' deficit:
Preferred stock, $1.00 par value, 10,000,000 shares authorized -	7	--	7			7
Series A, 60 shares designated, 7 shares issued and outstanding,
Liquidation preference of $175,000.
Common stock, $0.001 par value, 100,000,000 shares
authorized, 17,124,842 shares issued and outstanding	2,439	5,186	7,625	(9,500)	(1)	17,125
Additional paid-in capital	10,373,566	693,510	11,067,076	10,642,099	(2)	424,977
Treasury stock	(4,236)		(4,236)			(4,236)
Accumulated deficit	(10,071,822)	(314,372)	(10,386,194)	(10,071,822)	(3)	(314,372)
Accumulated deficit - during development stage	(560,777)	--	(560,777)	(560,777)	(3)	--
Total stockholders' deficit	(260,823)	384,324	123,501			123,501
Total Liabilities and Stockholders' Deficit	$--	$538,941	$538,941	$--		$538,941

P-2

	September 30, 2007	September 30, 2007	Pro-Forma	Condensed Combined
	Docucon	My EDGAR	Adjustments	Pro-Forma
Revenues	$	$767,011	$	$767,011
Cost of services		352,665		352,665
Gross profit		414,346		414,346
Operating costs and expenses:
General and administrative		185,709		185,709
Payroll Expenses		270,335		270,335
Depreciation		7,767		7,767
Total operating costs and expenses		463,811		463,811
Net operating income (loss)		(49,465)		(49,465)
Other (expense):
Interest expense		(8,570)		(8,570)
total other income/ expense		806		806
Total other (expense)		(7,763)		(7,763)
Net loss	$	$(57,228)	$	$(57,228)

P-3